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                                  EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Virtual Technology Corporation on Form S-8 of our report dated April 11, 1997, appearing in the Annual Report on Form 10-K of Virtual Technology Corporation for the year ended January 31, 1999.




/s/ COPELAND BUHL & COMPANY, P.L.L.P.

Minneapolis, Minnesota
November 18, 1999